                                                                      EXHIBIT 21


                                    SUBSIDIARIES

                                                              Percentage of
                                      State of              Voting Securities
      Name                         Incorporation                 Owned *
--------------------------        ---------------           ------------------
Plains Petroleum                      Delaware                     100%
  Operating Company

Plains Petroleum                      Delaware                     100%
  Gathering Company


* Directly or indirectly